                                                                   EXHIBIT 10.48


 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                                                            Agreement No. __

                      MDTELECOM SOURCE LICENSE AGREEMENT

     This Source License Agreement for the use of a single copy of MDTelecom's MicroEOS/MDzeroplus source code ("Agreement") is made between MDTelecom, Inc., an Ohio corporation with its principal offices at 7345 Production Drive, Mentor, Ohio 44060-4858 ("Company") and Boston Communications Group, Inc., a Massachusetts corporation with its principal offices at 100 Sylvan Road, Woburn, MA 01801 ("Licensee").

     1.   Definitions.
          -----------

          A.   Affiliate.  Any person that directly, or indirectly through one
               ---------
or more in intermediaries, controls or is controlled by, or is under common control with, the specified person. Control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          B.   Application Software.  All modules of the Licensed Software
               --------------------
supplied by the Company, including any updates furnished to the Licensee by the Company, and all related documentation.

          C.   Authorized User(s).  Any employee of Licensee or its Affiliates,
               ------------------
together with authorized agents or subcontractors of Licensee who shall require access to or use of the Licensed Software solely in connection with the business of Licensee.

          D.   Concurrent User.  The number of users logged on to the system
               ---------------
manager module or any other module of the Licensed Software.

          E.   Current Version.  The latest release of the Licensed Software,
               ---------------
including the most recent upgrades.

          F.   Documentation.  The user guides, manuals and associated
               -------------
documentation supplied by the the Company in connection with the Licensed Software.

          G.   Licensed Software.  The series of computer software programs
               -----------------
which is listed on Exhibit "A".

          H.   Order.  Company's standard procedure of ordering licenses of the
               -----
Licensed Software.

          I.   Original Version.  The release of the Licensed Software installed
               ----------------
in conjunction with this Agreement.

          J.   Person.  Any individual, corporation, partnership, trust, limited
               ------
liability company or any other entity.

          K.   Prior Version.   Any release of the Licensed Software preceding
               -------------
the most recent release.

          L.   Proprietary Material.  The Licensed Software in any form, and the
               --------------------
algorithms and know-how embodied therein.

          M.   Subsidiaries.   A corporation at least a majority of the voting
               ------------
capital stock of which is owned directly or indirectly by the Licensee.

          N.   Updates.  Any error corrections, enhancements or modifications
               -------
released from time-to-time by the Company and related Documentation relating to Licensed Software.

          O.   Use.  Loading or transferring the Licensed Software, or any
               ---
portion thereof, into a computer and executing any portion of that program.

     2.   License.
          -------

          A. Subject to the terms and conditions of this Agreement, the Company grants to the Licensee, a non-exclusive, non-transferrable license to use MDTelecom's MicroEOS/MDzeroplus source code only for use on a Digital VMS/Open VMS operating system ("Licensed Software"). A list of all program modules included in the Licensed Software is on Exhibit "A". The Licensee is licensed to:

               i. install a single copy of the Licensed Software on a single network server at the Licensee's facilities listed on Exhibit "B", which is operating on a single computer network; and

               ii. use the Documentation only in conjunction with the installation and all uses permitted hereunder of the Licensed Software.

          B. The license granted hereunder shall be a license to use the machine-readable object code and the source code of the Licensed Software. Use of the source code shall be limited to support of the Licensee's internal operations only. Neither the object code nor the source code may be used in any way to develop, support or maintain any commercially available software product that performs functions performed by the Licensed Software, including but not limited to call completion, credit validation, or operator functions. All utilities written by the Company to build an application program for internal use (including use for services provided by Licensee to its customers) only by the Licensee will be included with the Licensed Software when the same are completed. Any and all tools, (including hardware or other software required for the Licensee to build such an application program), will be the sole responsibility of the Licensee, at its cost. A list of tools which the Company reasonably believes are necessary for the Licensee to build such an application is listed on Exhibit "C". If the Licensed Software is loaded on a second server, for any reasonable business purpose, the Licensed Software must be removed from the first server.

          C. In addition to the rights granted in Section 2(A), the Company grants to the Licensee the right to modify the source code version of the Licensed Software for any reasonable business purpose limited to support of the Licensee's internal operations only.

          D. Licensee agrees not to use the Company's name, logo, or trademark to market Licensee's software application products, and to include a valid copyright notice on Licensee's software product.

     3.   Delivery and Training.
          ---------------------

          Company will load the Licensed Software onto the tools provided by the Licensee within a commercially reasonable period of time, not to exceed ten (10) business days from execution date of this Agreement. Company will load the Licensed Software and demonstrate a full build of the Licensed Software to a designated representative of the Licensee at the offices of the Licensee on the required tools provided by the Licensee. Company agrees to provide available documentation and training at the Company's facilities to designated representative(s) of the Licensee that will enable the Licensee to modify, support and maintain the Original Version Source Code. Licensee agrees to promptly undertake all due diligence it reasonably believes to be necessary, and thereafter to accept the Licensed Software, subject to the terms and conditions of this Agreement. If following the exercise of due diligence by Licensee, the Licensed Software is not acceptable to Licensee, Licensee may return all copies of the Licensed Software and any associated documentation, in their original condition, to Company and all license fees paid by Licensee shall be refunded. Prior to acceptance, the Licensee agrees not to utilize the source code except for the purpose of acceptance testing.

     4.   License Fees.
          ------------

          In consideration of the License provided hereunder, the Licensee agrees to pay Company the fees set forth in the License Fee Schedule attached hereto as Exhibit "E". Prices quoted by the Company do not include any federal, state, municipal or other governmental taxes of any kind or description all of which shall be the responsibility of the Licensee.

     5.   Ownership and Copies of Licensed Software.
          -----------------------------------------

          A. All right, title and interest in and to the Licensed Software, Documentation, enhancements or updates developed by the Company and furnished to Licensee and the media on which the same are furnished to Licensee, and all copyrights, patents, trademarks, service marks or other intellectual property or proprietary rights relating thereto, are and shall remain the sole property of Company. Licensee acknowledges that no such right, title or interest in these items is granted under this Agreement, and that no such assertion shall be made by Licensee. Licensee acknowledges that it is granted only a limited right of use as set forth herein, which right of use is subject to termination in accordance with Section 12 of this Agreement.

          B. Except as provided in Section 14E of this Agreement, Licensee is prohibited from distributing, transferring possession of, encumbering, or otherwise making available the Licensed Software, Documentation, enhancements or updates to any person other than Authorized Users under the terms of this Agreement and from installing the Licensed Software, enhancements or updates for use on any workstation or computer not within the property owned or leased by Licensee. Licensee shall advise all Authorized Users that they are prohibited from reproducing, distributing, transferring possession of or otherwise making available copies of the Licensed Software, Documentation, enhancements or updates and from using or installing the Licensed Software, enhancements or updates on any computer at any other location.

          C. Licensee may only make those copies of the Documentation as are reasonably necessary under the terms of this Agreement. Licensee shall not make any additional copies of the Licensed Software, enhancements or updates; provided, however, that Licensee may make up to two (2) additional copies of the Licensed Software for back-up or archival purposes and a reasonable number of copies for training purposes. All authorized copies of the Licensed Software shall contain all copyright notices or proprietary legends specified by the Company.

          D. Licensee is permitted to transfer the Licensed Software for use within and among the Licensee and its Affiliates, subject to the terms and conditions of this Agreement. In the event of a change of control of the Licensee, the Licensed Software may only be transferred with the Company's written consent, such consent not to be unreasonably withheld or delayed. Under no circumstances may the Licensed Software, in whole or in part, be transferred by sale, assignment or otherwise, nor may it be encumbered as the subject of a security interest of any Person, as a stand alone entity or as a part of a particular business unit of the Licensee or its affiliates, except as otherwise provided in this Agreement.

     6.   Confidentiality.
          ---------------

          A. The parties hereto may have access to information that is confidential to one another ("Confidential Information"). Confidential Information shall include but not be limited to the Licensed Software and updates, including all source and object code and Documentation related to such software, the terms and pricing under this Agreement, business or financial affairs of either party, including such financial results of operations, business methods, pricing, competitor and product information and all other information designated as confidential by the party disclosing the same. A party's Confidential Information shall not include any information which (i) becomes part of the public domain through no act or omission of the other party;
(ii) is lawfully acquired by the other party from a third party without any breach of confidentiality; or (iii) is disclosed by a party to a third party without any obligation of confidentiality. The parties agree to maintain the confidentiality of the Confidential Information and to protect as a trade secret any portion of the other party's Confidential Information by preventing any unauthorized copying, use, distribution, installation or transfer of possession of such information. Each party agrees to maintain at least the same procedures regarding Confidential Information that it maintains with respect to its own Confidential Information. Without limiting the generality of the foregoing, Licensee shall not permit any Person or Authorized User to remove any proprietary or other legend or restrictive notice contained or included in any material provided by the Company.

          B. Parties hereto acknowledge that any use or disclosure of the other party's Confidential Information in a manner inconsistent with the provisions of this Agreement may cause the non-disclosing party irreparable damage for which remedies other than injunctive relief may be inadequate. Parties hereto agree that the non-disclosing party shall be entitled to receive from a court of competent jurisdiction in Lake or Cuyahoga County, Ohio or Middlesex County, Massachusetts injunctive or other equitable relief to restrain or enjoin such use or disclosure in addition to other appropriate remedies.

          C. The terms and provisions of this Section 6 shall survive any termination of this Agreement for any reason for a period of five (5) years.

          D. This Section 6 incorporates by reference Ohio Revised Code Sections 1333.61, et seq. and 1333.81 copies of which are appended hereto as
                  -- ---
Exhibit "F".

     7.   Limited Warranties.
          ------------------

          Company represents and warrants:

          A. That it is the lawful owner or licensee of the Licensed Software and has the full right and authority to grant the licenses hereunder.

          B. That the magnetic media on which the Licensed Software or an update is recorded and any Documentation provided under the terms of this Agreement will be free from defects in material and workmanship under normal use for a period of ninety (90) days following acceptance by Licensee.

          C. That the Licensed Software will perform substantially in accordance with the specifications set forth in the Documentation for a period of ninety (90) days from the date it is accepted by the Licensee (the "Warranty Period"), and, during the Warranty Period, the Company will maintain the current version of the Licensed Software such that it conforms in all material respects with the functions described in the Company's current user manual for the Licensed Software, including enhancements developed specifically for Licensee. Company will provide up to sixty (60) hours of telephone or e-mail technical consulting support to the Licensee by representatives of the Company selected by the Company during the Warranty Period. For each of the eleven (11) subsequent ninety (90) day periods following the Warranty Period, the Company will provide in a timely manner up to thirty (30) hours of telephone or e-mail technical consulting support to the Licensee by qualified representatives of the Company selected by the Company, subject to the approval of the Licensee, which approval shall not be unreasonably withheld. Such consulting is limited to technical support covering the internal structure of the Original Version of the Licensed Software, and how to create an application build utilizing the Licensed Software. If during the term of this Agreement the Company and the Licensee enter into a contract for the provision of enhancements by the Company to the Original Version of the Licensed Software, such modifications would also be included under the terms of this Section 7. Additional consulting can be made available at the then prevailing hourly rates as established by the Company.

          D. Company warrants that the Licensed Software, including any embedded third party software, will function without error or interruption related to Date Data (defined as any data or input which includes an indication of or reference to date), provided that all Date Data from any other source, of any type, includes an indication of century. No other warranty, express or implied, is made by the Company for the Licensed Software relating to year 2000 functions.

     8.   Warranty Limitation.
          -------------------

          A. Company does not warrant that the functions contained in the Licensed Software or in any update will meet the requirements of the Licensee or Authorized Users or that the operation of the Licensed Software or any update will be uninterrupted or error-free. The warranties set forth in this Section do not cover any copy of the Licensed Software, update or any Documentation which has been altered or changed in any way by the Licensee or any Authorized User. Company is not responsible for problems caused by changes in, or modifications to, the operating characteristics of any computer hardware or operating system for which the Licensed Software or any update is procured, nor is the Company responsible for problems which occur as a result of the use of the Licensed Software in conjunction with software of third parties or with hardware which is incompatible with the operating system for which the Licensed Software is being procured.

          B. ANY IMPLIED WARRANTIES, TERMS OR CONDITIONS, INCLUDING WARRANTIES, TERMS OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY EXCLUDED. The warranties, terms and conditions contained in Section 8 of this Agreement are made in lieu of all other express warranties, terms or conditions, whether oral or written. Only an authorized officer of the Company may make modifications to this warranty or additional warranties binding on the

Company, and such modifications or additional warranties must be in writing.

          C. Licensee agrees that once Licensee has modified some or all of the source code included in the Licensed Software in any manner, the Company has no responsibility in any manner for the performance of any portion of the Licensed Software affected in any way by the modifications undertaken by the Licensee.

          D. Any service rendered by the Company to revise or repair any modifications to the Licensed Software by the Licensee will be on a consulting basis at the then prevailing hourly rates as set by the Company.

     9.   Limitation of Remedies.
          ----------------------

          A. Company's entire liability and Licensee's exclusive remedy for the breach of the Company's warranty obligations in Section 8 shall be: (i) in the case of defects in media the replacement by the Company of any magnetic media or Documentation not meeting the Company's Limited Warranties, and (ii) in case of any nonconformity or defect in the Licensed Software, the Company shall use commercially reasonable efforts to provide maintenance modifications or fixes with respect to any such error in a timely manner or at its option replace the Licensed Software. The Company, shall not be obligated to correct, cure or otherwise remedy any error or defect in the Licensed Software not covered by Company's warranty contained in Section 8 of this Agreement including but not limited to corrections or remedies resulting from (i) modifications of the Licensed Software by Licensee, (ii) misuse or damage of the Licensed Software, or (iii) failure of Licensee to notify the Company of the existence and nature of such nonconformity or defect promptly upon its discovery.

          B. COMPANY DISCLAIMS ANY AND ALL LIABILITY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOSS OF PROFITS)

ARISING OUT OF THIS AGREEMENT OR WITH RESPECT TO THE INSTALLATION, USE, OPERATION OR SUPPORT OF THE LICENSED SOFTWARE OR ANY UPDATE OF THE LICENSED SOFTWARE, EVEN IF THE COMPANY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

          C. Licensee agrees that any liability on the part of the Company arising from breach of warranty, breach of contract, negligence, strict liability in tort or any other legal theory shall not exceed the aggregate amounts paid by Licensee in software license fees for the Licensed Software, prorated over a five (5) year period from the date of this Agreement notwithstanding any failure of essential purpose of any limited remedy.

     10.  Taxes.
          -----

          Licensee shall promptly pay all local, state and federal taxes (but excluding taxes imposed on the Company's income) levied or imposed by reason of the transactions contemplated in this Agreement. Licensee shall promptly pay to the Company any such taxes actually paid or required to be collected or paid by the Company. If the Licensee claims it is exempt from any taxes, it shall furnish the Company with a true copy of the certificate showing its exemption upon demand.

     11.  Definition of Default.
          ---------------------

          A default shall be and is hereby defined to mean any of the following:

          A. The breach or violation of any material term, condition or provision of this Agreement by the Licensee, which is not cured within fifteen
(15) days after written notice by Company to Licensee.

          B.   The bankruptcy or insolvency of the Licensee.

          C. The filing of a voluntary bankruptcy proceeding or reorganization proceeding or the assignment for the benefit of creditors, or the filing against the Licensee of any involuntary bankruptcy or reorganization proceedings whether such proceedings are under federal or state law which adjudicates the Licensee as bankrupt or insolvent.

          D. The attachment of all or substantially all of the Licensee's property for the failure to pay any judgment or debt of that party.

     12.  Term, Default and Termination.
          -----------------------------

          A. This Agreement is effective from the date of its execution and continues until terminated by either party as provided herein. The license granted under this Agreement is perpetual.

          B. The Company may terminate this Agreement by written notice to Licensee for default, as defined in Section 11, and upon such termination the license granted under this Agreement to use the Licensed Software shall be immediately revoked. Within ten (10) calendar days after the termination of this Agreement, for default as defined in Section 11, Licensee shall return to the Company all copies of the Licensed Software, and/or updates and Documentation in Licensee's possession, including all copies of the Licensed Software, and/or updates and Documentation under the supervision and control of the Licensee and Authorized Users. In the alternative, upon written request of the Company, Licensee shall destroy all such copies of the Licensed Software and/or updates and/or Documentation and certify in writing that they have been destroyed.

          C. Licensee may terminate this Agreement, and the license provided hereunder, at any time upon prior written notice to the Company. Upon any such termination, Licensee shall forthwith deliver the Licensed Software and all copies thereof, in whatever form, and all documentation and other information relating to the Licensed Software to the Company; however, Licensee will remain obligated to make any payment which by the terms hereof is scheduled to be made after the date of such termination.

          D. TERMINATION SHALL NOT RELIEVE LICENSEE AND AUTHORIZED USERS OF THEIR OBLIGATIONS REGARDING THE CONFIDENTIALITY OF THE LICENSED SOFTWARE, UPDATES AND DOCUMENTATION, OR EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS REGARDING CONFIDENTIAL INFORMATION SUCH PARTY HAS RECEIVED.

     13.  Infringement Indemnity.
          ----------------------

          Company, at its own expense, will indemnify and defend any action brought against Licensee to the extent that it is based on a claim that the Licensed Software or any update of the Licensed Software used within the scope of this Agreement infringes any United States patent or copyright provided that the Company is promptly notified in writing of such claim. Company shall have the right to control the defense of all such claims, lawsuits, and other proceedings. In no event shall Licensee settle any such claim, lawsuit, or proceeding without the Company's prior written approval. Company shall have no liability for any claim under this Section 13 if a claim for a United States patent or copyright infringement is based on the use of a superseded or altered version of the Licensed Software if such infringement would have been avoided by use of the latest unaltered version of the Licensed Software available as an update, or in the event such claim is based upon any modification or enhancement to the Licensed Software made by Licensee or Authorized Users. In the event a third party infringement claim is sustained in a final judgment from which no further appeal is taken or possible, or if Licensee's use of the Licensed Software is enjoined by a court, then the Company shall, in its sole election and at is expense either: (i) procure for Licensee the right to continue to use the Licensed Software pursuant to this Agreement, (ii) replace or modify the Licensed Software to make it non-infringing, or (iii) terminate this Agreement and refund to Licensee the depreciated value of the Licensed Software, based on straight line depreciation over a period of five (5) years. The Company shall have no other liability or obligation to Licensee except as expressly set forth above.

     14.  Miscellaneous.
          -------------

          A. This Agreement may not be modified or altered except by written instrument duly executed by both parties. All exhibits referred to in this Agreement are incorporated into and part of this Agreement.

          B. Any notice or other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been duly given on the day of service if personally or by facsimile transmission with confirmation, or three (3) days mailing if mailed by First Class mail, registered or certified, postage prepaid, and addressed to the respective parties at the addresses set forth above, or at such other addresses listed below unless notified of a change in writing pursuant to the terms and provisions of this paragraph:

          If to MDTelecom:    MDTelecom, Inc.
                              7345 Production Drive
                              Mentor, OH 44060

                              Attention: Bruce Knox, President
                              Telecopier No.: (440) 205-1922

          With a copy to:     Thomas J. Scanlon, Esq.
                              Tim L. Collins, Esq.
                              Donahue & Scanlon
                              3300 Terminal Tower
                              50 Public Square
                              Cleveland, Ohio   44113
                              Telecopier No.: (216) 696-1166

          If to BCG:          Boston Communications Group, Inc.
                              100 Sylvan Road
                              Woburn, MA 01801

                              Attn: Robert J. Sullivan, Vice President
                              Telecopier: (617) 692-6230

          With a copy to:     Alan J. Bouffard, General Counsel
                              Boston Communications Group, Inc.
                              100 Sylvan Road
                              Woburn, MA 01801

                              Telecopier No.: (617) 692-6230

          C. This Agreement and performance under this Agreement shall be governed by the laws of the State of Ohio.

          D. If any provision of this Agreement is invalid under any applicable statute or rule of law, it is to that extent to be deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

          E. Licensee may not assign or sub-license, without the prior written consent of Company, its rights, duties, or obligations under this Agreement to any person or entity, in whole or in part, provided, however, that this Agreement may be assigned by Licensee without the consent of the Company to any successor corporation or entity whether by purchase of all or substantially all of the assets or outstanding capital stock of Licensee or by merger or consolidation, provided that the transferee of the Licensed Software or this Agreement agrees in writing to be bound by and subject to all of the terms and provisions of this Agreement.

          F. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

          G. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and each of which together shall constitute a single instrument.

          H. Neither party shall be responsible for failure to perform in a timely manner under this Agreement when its failure results from any of the following causes: Acts of God or public enemies, civil war, insurrection or riot, fire, flood, explosion, earthquake or serious accident, strike, labor trouble or work interruption or any cause beyond its reasonable control.

          I. Licensee agrees to comply with all export and re-export restrictions and regulations ("Export Restrictions") imposed by the government of the United States. Licensee will not commit any act or omission which will result in a breach of any such Export Restrictions. Licensee agrees that it will comply in all respects with any governmental laws, orders or other restrictions on the export of the Licensed Software (and related information and Documentation) which may be imposed from time to time by the governments of the United State and Canada ("Export Requirements"). Licensee will take all actions which may be reasonably necessary to ensure that it does not contravene the Export Requirements. This Section shall survive the expiration or termination of this Agreement.

          J. For purposes of this Agreement Licensee is not an agent of the Company and Licensee has no express or implied authority to act on behalf of, or make any representations whatsoever on behalf of the Company. The Company has no right to control any activities of License outside the terms of this Agreement. The Company is an independent contractor and neither party shall have the power or authority to bind the other party to any control or obligation.

          K. Any action against Licensee arising out of or relating to Section 6 of this Agreement or to its breach shall be brought in any federal or state court sitting in Cuyahoga or

Lake County, Ohio and both parties hereby submit to the exclusive jurisdiction of the state and federal courts of Cuyahoga or Lake County, Ohio with respect to such action. The parties hereto consent to service of process by any means authorized by Ohio or federal law. The prevailing party shall be entitled to receive from the other party its reasonable attorneys' fees and costs incurred in connection with any action or proceeding hereunder. Any controversy or claim arising out of or relating to any section of this Agreement other than Section 6 or the breach thereof shall be settled by binding arbitration in the City of Cleveland, Ohio, in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, but the arbitrator may not change any of the terms of this Agreement. The prevailing party shall be entitled to receive from the other party its reasonable attorneys' fees and costs incurred in connection with any arbitration proceeding hereunder, but such arbitration proceedings shall preclude a party from obtaining immediate injunctive relief pending a decision in the arbitration proceeding.

          L. On the Company's request, no more frequently than annually, License shall furnish the Company with a signed certification: (i) verifying that the Licensed Software is being used pursuant to the terms of this Agreement, including any user limitations, and (ii) listing the locations, types and serial numbers of the computer on which the Licensed Software is being used. Licensee agrees to grant the Company reasonable access to Licensee's site, upon prior written notice during normal business hours to audit the use of the Licensed Software.

          M. Any undisputed amounts payable by Licensee which are not paid when due shall bear interest at a rate of 1% per month from the due date until such amount is paid.

          N. Each person signing this Agreement represents that such person is authorized to sign for and on behalf of the party for whom such person has signed this

Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate by their duly authorized representatives as of this 17th day of December, 1998.

                              MDTELECOM, INC.


                              By: /s/ Dan F. Fish
                                 ---------------------------------------
                                      Dan F. Fish, President & COO



                              BOSTON COMMUNICATIONS GROUP,  INC.


                              By: /s/ Robert J. Sullivan
____________________             ---------------------------------------
                                      Robert J. Sullivan, Vice President

                                   EXHIBIT A

CALL PROCESS
CUSTOMER INQUIRY
CUSTOMER SERVICE
OPERATOR PROCESS
REPORTS

                                   EXHIBIT B

Boston Communications Group, Inc.
100 Sylvan Road
Woburn, MA 01801

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   EXHIBIT C

                                REQUIRED TOOLS

1. DEC C compliler [**] on OpenVMS Alpha [**]

2. Other tools as provided with OpenVMS Alpha

                                   EXHIBIT D

                                ACCEPTANCE FORM

  IN WITNESS WHEREOF, the parties hereto accept the items within this Agreement
by their duly authorized representatives as of this     day of          , 1998.
                                                    ---        ---------

WITNESSES:                         BOSTON COMMUNICATIONS GROUP, INC.

                                   By:
------------------------              -----------------------------------
                                   Robert J. Sullivan, Vice President

------------------------

 Confidential Materials omitted and filed separately with the Securities and
               Exchange Commission. Asterisks denote omissions.


                                   EXHIBIT E

                         SOURCE CODE PAYMENT SCHEDULE


AMOUNT         TIME OF PAYMENT
------         ---------------

[**]           Upon execution of Agreement

[**]           Upon acceptance of Source Code by Licensee

[**] In 12 equal quarterly payments commencing upon completion of training and provision of documentation by Company, which enables the Licensee to modify, support and maintain the Source Code.

_______
[**]           Total

                                   EXHIBIT F

OHIO REVISED CODE SECTIONS 1333.61, ET SEQ. AND 133.81
                                    ------